SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                    INTERNATIONAL FLAVORS & FRAGRANCES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5) Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:
         -------------------------------------------------------

     3)  Filing Party:
         -------------------------------------------------------

     4)  Date Filed:
         -------------------------------------------------------

                                     [logo]

                     International Flavors & Fragrances Inc.
                              521 West 57th Street
                              New York, N.Y. 10019

                                ----------------

                    Notice of Annual Meeting of Shareholders
                             to be held May 20, 1999

     The Annual Meeting of Shareholders of International Flavors & Fragrances Inc., a New York corporation (hereinafter called the "Company"), will be held at the office of the Company, 521 West 57th Street, New York, New York, on Thursday, May 20, 1999, at 10 A.M., Eastern Daylight Saving Time, to elect 11 directors for the ensuing year, and to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 25, 1999 will be entitled to notice of and to vote at the meeting.

     Admission to the meeting will be by ticket only. If you are a shareholder of record and plan to attend, please complete and return the ticket request card which is enclosed for such holders. If your shares are not registered in your own name and you plan to attend, please request a ticket by writing to the Office of the Secretary, International Flavors & Fragrances Inc., 521 West 57th Street, New York, New York 10019. Evidence of your ownership, which you can obtain from your bank or broker, must accompany your letter.

     IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                       By Order of the Board of Directors,


                                                            Stephen A. Block
                                                                Secretary

March 30, 1999

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on May 20, 1999 at the principal executive office of the Company, 521 West 57th Street, New York, New York 10019. This proxy statement and the form of proxy will be sent to shareholders on or about March 30, 1999. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by telegram. The Company has retained Corporate Investor Communications, Inc. to assist in such solicitation for a fee of $5,500. The cost of soliciting proxies will be borne by the Company.

     Any shareholder who signs and returns the enclosed form of proxy may revoke it at any time before it has been exercised, by a written instrument or by personal attendance at the meeting.

     The Company had outstanding at the close of business on December 31, 1998, 106,046,065 shares of Common Stock entitled to one vote per share. Only shareholders of record at the close of business on March 25, 1999 will be entitled to vote at the meeting.

                              ELECTION OF DIRECTORS

     At the meeting 11 directors will be elected in accordance with the By-laws of the Company, as amended, to serve for the ensuing year and until their successors are elected and shall qualify. Except as stated below, the shares of Common Stock represented by the proxies hereby solicited will be voted for the election of the 11 nominees whose names are listed below, all of whom except Mr. Georgescu are presently directors of the Company. Should any of such nominees be unable for good cause to serve (which is not now anticipated), it is intended that such shares will be voted for the balance of those named and for such substitute nominees as the Board may recommend.

     Where no qualifying note reference appears in the table below next to the number of shares beneficially owned, as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the named director has sole voting and investment power over all such shares.

INFORMATION ABOUT NOMINEES


                                                                                          Shares of           Per-
                                                                                        Company Stock       centage
                                                                                        Beneficially          of
                                           Principal Occupation During      Year First   Owned as of        Shares
                                               Last Five Years and            Became    December 31,         Out-
               Name               Age       Other Directorships Held         Director      1998 (1)        standing
              -----              -----     ---------------------------      ----------  -------------      ---------

Margaret Hayes Adame .........    59     President, Fashion Group              1993          9,000            (2)
                                          International, an
                                          international trade
                                          organization; Director,
                                          North American Watch
                                          Corporation


Robert G. Corbett ............    44     Vice-President of the Company         1998         18,583            (2)
                                          since May 1997; Area Manager,
                                          North America Flavors January
                                          1995-April 1997; Sales
                                          Manager, North America Flavors
                                          prior thereto

                                       2


                                                                                          Shares of           Per-
                                                                                        Company Stock       centage
                                                                                        Beneficially          of
                                           Principal Occupation During      Year First   Owned as of        Shares
                                               Last Five Years and            Became    December 31,         Out-
               Name               Age       Other Directorships Held         Director      1998 (1)        standing
              -----              -----     ---------------------------      ----------  -------------      ---------

Robin Chandler Duke(3) .....       75     Chairman, Population Action           1975        17,000           (2)
                                           International, a
                                           not-for-profit organization;
                                           Director, American Home
                                           Products Corp. and River Bank


Richard M. Furlaud ........        75    Chairman of the Board of               1990        60,250           (2)
                                          Trustees, The Rockefeller
                                          University, an institution of
                                          higher learning; Retired
                                          President, Bristol-Myers
                                          Squibb Company


Peter A. Georgescu .........       60    Chairman of the Board and Chief        (4)              0           (2)
                                          Executive Officer, Young &
                                          Rubicam, Inc., advertising
                                          agency; Director, Briggs &
                                          Stratton, Inc.

Eugene P. Grisanti(5) ......       69    Chairman of the Board, President       1979     1,797,180(6)        1.7%
                                          and Chief Executive Officer of
                                          the Company

Stuart R. Maconochie .......       59    Vice-President of the Company          1998        28,666           (2)

George Rowe, Jr.(3) ........       77    Attorney; member of the law firm       1994     7,663,011(6)        7.2%
                                          of Fulton, Rowe, Hart & Coon

Henry P. van Ameringen .....       68    President, van Ameringen               1961     8,043,876(6)        7.6%
                                          Foundation, Inc., a charitable
                                          foundation; formerly
                                          Vice-President, International
                                          Flavors & Fragrances (Europe)

William D. Van Dyke, III (3)       67    Senior Vice-President, Salomon         1973     7,292,493(7)        6.9%
                                          Smith Barney, Inc.,
                                          stock-brokers


Douglas J. Wetmore ........        41    Vice-President and Chief               1998        13,500           (2)
                                          Financial Officer of the
                                          Company since April 1998;
                                          Controller of the Company
                                          prior thereto

--------------

     (1) Pursuant to Rule 13d-3 under the Exchange Act the number of shares of Common Stock of the Company beneficially owned by each director includes (where applicable) shares which he or she has (or will have 60 days after such date) the right to acquire under stock options granted by the Company. The respective numbers of such shares are 265,254 for Mr. Grisanti, 17,583 for Mr. Corbett, 28,666 for Mr. Maconochie, 13,500 for Mr. Wetmore, 18,000 for each of Messrs. Furlaud, van Ameringen and Van Dyke, 12,000 for Mrs. Duke, and 6,000 for each of Ms. Adame and Mr. Rowe.

     (2) Less than .1%.

     (3) Member of Executive Committee.

     (4) Mr. Georgescu is not presently a member of the Board of Directors.

     (5) Chairman of the Executive Committee.

     (6) The numbers of shares of Common Stock of the Company beneficially owned by Messrs. Rowe, Grisanti and van Ameringen listed above, and the numbers of shares beneficially owned by Messrs. Rowe, van Ameringen and Henry G. Walter, Jr. listed in the table on page 17, include holdings of the following trusts and foundations. Messrs. Rowe, van Ameringen and Walter are the trustees of three trusts, and Messrs. Rowe and Walter are trustees under another trust established under the will of A. L. van Ameringen which hold 1,714,725 shares and 173,398 shares, respectively. Messrs. Rowe and van Ameringen are officers of the van Ameringen Foundation, Inc., which owns 2,110,064 shares. Messrs. Rowe, Walter and van Ameringen are three of the eight directors of that foundation. Messrs. Rowe and van Ameringen are co-executors of an estate holding 78,633 shares and Mr. Rowe is the executor of another estate holding 183,879 shares. Mr. Rowe is an officer of two other charitable foundations which own 1,267,614 shares. Messrs. Rowe, Grisanti and Walter are the directors of each of those two foundations. Messrs. Rowe and Walter are also trustees of eight trusts holding an aggregate of 436,364 shares. Messrs. Rowe and Walter are the trustees of one trust and two of three trustees of another trust holding an aggregate of 50,391 shares for the benefit of certain family members of Mr. Walter. Mr. Walter is one of two trustees of another trust for the benefit of a family member holding 3,744 shares. Mr. Rowe is a trustee of a charitable foundation holding 1,500 shares, is one of three trustees of another trust holding 4,000 shares and a co-trustee of two trusts holding 57,000 shares. Mr. Walter is one of two trustees of another trust holding 2,907 shares. Messrs. Rowe, Walter and van Ameringen are trustees of three additional trusts each holding 276,981 shares. Mr. van Ameringen is also a trustee of a charitable trust holding 673,474 shares. Messrs. Rowe and van Ameringen are trustees of six trusts established under the will of Hedwig van Ameringen which hold 745,500 shares. The number of shares beneficially owned by Mr. Grisanti listed above includes 329,566 shares with respect to which he has sole voting and investment power, 200,000 shares as to which he has sole voting power but no investment power (see "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" at page 8) and 1,267,614 shares with respect to which he has shared voting and investment power. The number of shares with respect to which Messrs. Rowe and van Ameringen have sole voting and investment power and shared voting and investment power is set forth in the table on page 17.

     (7) The number of shares beneficially owned by Mr. Van Dyke listed above includes 18,957 shares with respect to which he has sole voting and investment power and 7,273,536 shares over which he has shared voting and investment power, including the holdings of the trust referred to in footnote 2 on page 18, three other trusts and a foundation. Such number does not include the beneficial interest of Mr. Van Dyke's wife in 129,426 shares owned directly by her. Mr. Van Dyke disclaims any beneficial interest in any such shares.

     All of the above nominees except Messrs. Corbett, Georgescu, Maconochie and Wetmore were elected by the shareholders at the 1998 annual meeting. Mr. Maconochie was elected a director September 8, 1998, Messrs. Corbett and Wetmore were elected directors November 10, 1998. During 1998 the Board of Directors held six meetings. The Company has an Audit Committee which held two meetings and a Stock Option and Compensation Committee which held four meetings in 1998. The Audit Committee, consisting of Messrs. Furlaud, Rowe and Van Dyke, oversees the financial operations of the Company and the Company's relationship with its independent accountants. The Stock Option and Compensation Committee, consisting of Messrs. Furlaud, Stanley M. Rumbough, Jr. and Van Dyke, oversees the Company's various compensation arrangements, determines the stock options to be granted to employees under the Company's stock option plans and the executive bonuses to be granted under the Company's executive bonus plans, and makes recommendations to the Board as to the salaries to be paid to the executive officers of the Company. The Company does not have a nominating committee.

     The Company's By-laws provide that each director whose service on the Board begins on or after January 1, 1997 must retire effective as of the Annual Meeting of Shareholders following the year in which his or her 72nd birthday occurs. Each director serving on December 31, 1996 must retire effective as of the Annual Meeting of Shareholders following the year in which his or her 78th birthday occurs. During 1998 Mr. Rumbough, presently a director of the Company, reached his 78th birthday and as a result will not stand for election as a director at the 1999 Annual Meeting of Shareholders.


                             I. SUMMARY COMPENSATION

     The following table sets forth information in respect of the compensation of the Chairman and President and each of the other four most highly compensated executive officers of the Company for 1996, 1997 and 1998.

                                                                                       Long Term
                                                                                     Compensation
                                                   Annual Compensation                  Awards
           (a)                  (b)          (c)           (d)        (e)           (f)         (g)      (h)
                                                                     Other                            All Other
        Name and                                                    Annual      Securities     LTIP    Compen-
        Principal                          Salary         Bonus  Compensation   Underlying    Payouts  sation
        Position               Year          ($)         ($)(1)       ($)         Options     ($)(6)  ($)(7)(8)
        ---------              ----        -------       ------  ------------   ----------    ------- ---------


Eugene P. Grisanti .......     1998       $975,000       $390,000       --        40,000   2,247,000  42,126
 Chairman of the Board,        1997        930,000        465,000       --        60,000         --   39,218
 President and Chief           1996        890,000        222,500       --        40,000         --   36,636
 Executive Officer

Stuart R. Maconochie .....     1998        412,893        190,000    87,045(3)    50,000         --      300
 Vice-President                1997        306,900        153,667       --        20,000         --      --
 and Director                  1996        279,900         76,600       --        15,000         --      --

Carlos A. Lobbosco .......     1998        375,026        154,000    73,663(4)    50,000         --      --
 Vice-President                1997        337,948        122,500       --        12,500         --      --
                               1996        320,658         58,750       --         7,500         --      --

Rudolf Merz                    1998        303,021        125,767       --        15,000         --      --
 Vice-President ..........     1997        294,800        116,200       --        15,000         --      --
                               1996        348,100         77,180       --        10,000         --      --

Timothy Schaffner ........     1998        305,000        122,000     8,579(5)    15,000         --  209,798(9)
 Vice-President                1997        285,000         85,500(2)  7,781(5)    10,000         --    9,189
                               1996        245,000         36,750(2)  7,680(5)     5,000         --    7,795



(1) Under the Company's Management Incentive Compensation Plan, except where indicated.

(2)  Under the Company's Special Executive Bonus Plan.

(3) Housing allowance pursuant to an agreement dated July 27, 1998, in connection with Mr. Maconochie's transfer to the United States and his assumption of duties as the President, Fragrance Division. See "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 8 for the terms of Mr. Maconochie's agreement.

(4) Housing allowance pursuant to an agreement dated June 23, 1998 in connection with Mr. Lobbosco's transfer to Europe and his assumption of duties as Area Manager, Europe, Africa and Middle East Fragrances. See

     "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" at page 8 for the terms of Mr. Lobbosco's agreement.

(5) Amount imputed under the tax law as compensation to Mr. Schaffner in respect of his personal use of the automobile provided to him by the Company.

(6) Under an employment contract dated as of January 1, 1997, Mr. Grisanti was granted an award of 250,000 restricted shares of the Company's Common Stock. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" at page 8 for the terms of Mr. Grisanti's contract. At December 31, 1998, the 200,000 shares of restricted stock subject to restriction had a market value of $8,837,500, based on the closing price of the Company's Common Stock on that date. The Company has made no other restricted stock awards to any named executive officers.

(7) For the year 1998, the following amounts were paid or set aside by the Company in respect of individual officers listed in the above compensation table under the Company's Retirement Investment Fund Plan, a defined contribution plan, and the Company's unfunded Supplemental Retirement Investment Plan: Mr. Grisanti, $29,282, and Mr. Schaffner, $9,182.

(8) For the year 1998, the following amounts were imputed under the tax law as compensation to the executive officers listed in the above compensation table in consideration of life insurance coverage of such persons under the Company's Executive Death Benefit Program: Mr. Grisanti, $12,844, Mr. Maconochie $300, and Mr. Schaffner, $616. No participant in such Program has or will have any interest in the cash surrender value of the underlying insurance policies.

(9)  Includes $199,653 in reimbursed moving expenses.

                            II. OPTION GRANTS IN 1998

     The following table shows all grants of options in 1998 to the executive officers named in the Summary Compensation table. The Company's option plans do not provide for the grant of stock appreciation rights (SARs).


                                                 Individual Grants
   -----------------------------------------------------------------------------------------
          (a)                          (b)               (c)           (d)            (e)              (f)
                                     Number          % of Total
                                    of Shares          Options
                                   Underlying        Granted to     Exercise
                                     Options          Employees      or Base
                                     Granted          in Fiscal       Price       Expiration   Grant Date Present
         Name                        (#) (1)            Year        ($/Sh)(2)        Date         Value ($)(3)
         ----                      ----------        ----------     ----------    ----------   -------------------
  E. P. Grisanti ............         40,000            4.25          49.69         5/14/08           452,753
  S. R. Maconochie ..........         20,000            2.13          49.69         5/14/08           226,377
                                      30,000            3.19          44.69         6/15/08           267,290
  C. A. Lobbosco ............         15,000            1.59          49.69         5/14/08           169,782
                                      35,000            3.72          44.69         6/15/08           311,838
  R. Merz ...................         15,000            1.59          49.69         5/14/08           169,782
  T. Schaffner ..............         15,000            1.59          49.69         5/14/08           169,782

-----------


(1) All options were granted on May 14, 1998 and June 15, 1998. Such options become exercisable in three equal installments 24, 36 and 48 months, respectively, after the date of grant.

(2)  All options were granted at the market price on the date of grant.

(3) The Company used the Black-Scholes model of option valuation to determine grant date present value. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to variables such as interest rates, stock price volatility, future dividend yield and the time of exercise. For these reasons, the Company does not agree that the Black-Scholes model can properly determine the value of an option. The assumptions used by the Company are as follows: grant date stock prices and exercise prices of $49.69 per share and 44.69 per share, for the options granted on May 14, 1998 and June 15, 1998, respectively; an option term of 10 years; a stock price volatility based on the calendar year closing prices of the Company's Common Stock (plus dividends) for the period December 31, 1988 through December 31, 1998; dividend yields of 2.94% and 3.27%, for the options granted on May 14, 1998 and June 15, 1998, respectively (the average dividend yield for the 12-month period ending May 31, 1998, calculated by dividing the dividends paid during the one-year period prior to the option grant by the grant date stock price); and risk-free interest rates of 5.70% and 5.43%, for the options granted on May 14, 1998 and June 15, 1998, respectively (the yield on the date of grant on the U.S. Government Zero Coupon Bond with a maturity closest to the option term).

      III. OPTIONS EXERCISED IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998

     The following table provides information as to options exercised in 1998 by each of the executive officers named in the Summary Compensation table and the value of options held by such executive officers at December 31, 1998 measured in terms of the closing price of the Common Stock in consolidated trading on December 31, 1998.


          (a)                                (b)              (c)               (d)                   (e)
                                                                             Number of       Value of Unexercised
                                                                            Securities           In-the-Money
                                                                            Underlying            Options at
                                                                            Unexercised            FY-End($)
                                                                            Options at
                                                                            FY-End (#)
                                       Shares Acquired  Value Realized     Exercisable/          Exercisable/
         Name                          on Exercise (#)        ($)          Unexercisable         Unexercisable
         ----                          ---------------  --------------     -------------     ---------------------
  E. P. Grisanti .................            --                 --       265,254/151,667        2,354,250/46,875
  S. R. Maconochie ...............            --                 --         28,666/88,334           57,313/18,750
  C. A. Lobbosco .................            --                 --         41,500/71,500          264,793/11,719
  R. Merz ........................         10,500            111,125        44,333/41,667          250,453/14,063
  T. Schaffner ...................          1,684             22,945         5,666/30,334                 0/9,375


DIRECTORS' COMPENSATION

     Directors who are not employees of the Company receive an annual retainer of $15,000 and a fee of $750 for each meeting of the Board or committee attended, except that when a committee meeting is held on the date of a Board meeting a fee of only $500 is paid. Through 1999, on the date of the annual meeting of shareholders, such directors also receive automatic annual stock option grants of 3,000 shares of Common Stock under the Company's 1990 Stock Option Plan for Non-Employee Directors. On May 14, 1998, each non-employee director received an option for 3,000 shares at $49.69 per share.

     The Company has established a Directors' Deferred Compensation Plan under which directors may defer all or a portion of their cash compensation until retirement or another specified date. Deferred amounts credited to a director's plan account earn interest at the interest rates applicable from time to time to deferred compensation awards under the Company's Management Incentive Compensation Plan.

     As part of its overall program of charitable contributions, the Company has established the Director Charitable Contribution Program. Under the Program, the Company has purchased life insurance policies on the lives of participating directors and is the owner and sole beneficiary of the policies. After the death of a covered director, the Company will donate $500,000 to one or more qualifying charitable organizations designated by the director and $500,000 to The IFF Foundation. Individual directors derive no financial benefit from the Program since all deductions relating to the contributions accrue solely to the Company. The Program should have no long-term cost to the Company.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
 CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. Grisanti is employed under a contract dated as of January 1, 1997 as an executive at a salary of $930,000 per annum unless the Board shall have fixed a higher salary, for the period (the "executive period") which commenced on January 1, 1997 and which may be terminated at any time thereafter with or without cause, by either the Company or Mr. Grisanti on written notice to the other. Effective as of January 1, 1999, the Board fixed his annual salary at

$975,000, no increase over 1998. If the contract is not terminated on or before December 31, 2001, it will expire on that date. Under the contract Mr. Grisanti may share, as determined by the Board, in any incentive compensation, bonus, stock option or other employee benefit plans, programs or policies of the Company. The contract provides that, after termination of the executive period, Mr. Grisanti will serve part-time in a consulting capacity for a period of ten years. During that consulting period, Mr. Grisanti will receive an annual fee of $150,000 per year.

     Under the contract, Mr. Grisanti was granted an award of 250,000 shares of restricted stock of the Company's Common Stock. Because the shares are "restricted", they may not be sold, pledged or otherwise transferred until the applicable restriction period on a given installment of the award has lapsed. The restriction period extends to February 28, 1998 with respect to one-fifth of the shares covered by the award and to each succeeding February 28 through and including February 28, 2002 with respect to each additional one-fifth of such shares. Mr. Grisanti has the right to vote, and receive dividends on, the restricted stock. All or a portion of the shares are subject to forfeiture under certain circumstances, including termination by either party, with or without cause, of Mr. Grisanti's employment, and the failure of the Company to attain either of the alternative performance goals either for an installment period or subsequently during the term of the contract.

     Each installment of the award is subject to the attainment of one of two alternative performance goals, one based on the Company's net income and the other on its return on equity. If a performance goal is not attained for an installment period under either alternative, the shares awarded with respect to that installment period will remain held in custody until the end of a succeeding installment period, and the performance goal for the former installment period or periods as well as for the latter installment period will be deemed attained if either performance goal is attained for the combined former and any later installment period or periods. Notwithstanding the foregoing, a performance goal for any installment period will be deemed attained if the performance goal is attained for the combined first installment period and all subsequent installment periods. If a performance goal for any installment period is not attained as provided above, that installment of the award will be forfeited. This provision has been satisfied with respect to the first two years of the contract, and, accordingly, the restrictions on the first two installments of 50,000 shares each of the award lapsed on February 28, 1998 and February 28, 1999, respectively. In order to maintain the deductibility under Section 162(m) of the Internal Revenue Code of the amount of the award, any amendment which would change either alternative performance goal, or the maximum award payable, is subject to shareholder approval.

     In connection with his transfer to the United States and his appointment as President, Fragrance Division, Mr. Maconochie entered into an agreement with the Company. Under that agreement, Mr. Maconochie's annual base salary was increased to $475,000, with annual reviews in accordance with Company policy. He was also granted a stock option award of 30,000 shares of Company Common Stock under the Company's 1997 Employee Stock Option Plan. The Company also agreed to lease an apartment in New York City for Mr. Maconochie's use, and to pay the rent thereon. The Company will gross up taxes on income recognized by Mr. Maconochie as a result of such rent payments by the Company. The agreement also entitles Mr. Maconochie to the Company-paid services of an independent public accountant selected by the Company to assist him in calculating his taxes. The agreement also provides that, in the event Mr. Maconochie's employment with the Company is terminated other than for cause prior to June 30, 2005 and Mr. Maconochie is not entitled to the benefits of his "Agreement," as hereinafter defined, Mr. Maconochie will retire from the Company's employ and, in addition to the pension to which he will become entitled, will receive salary continuation payments for a period of 18 months (or a shorter period if the termination occurs after December 31, 2003).

     In connection with his transfer to Europe and his appointment as Area Manager, Europe, Africa and Middle East Fragrances, Mr. Lobbosco entered into an agreement with the Company. Under that agreement, Mr. Lobbosco's annual base salary was set at the local currency equivalent of $385,000 per year, with annual reviews in accordance with Company policy. He was also granted a stock option award of 35,000 shares of Company Common Stock under the Company's 1997 Employee Stock Option Plan. The Company also agreed to cause its United Kingdom subsidiary to lease an apartment in London, England for Mr. Lobbosco's use, and to pay the rent thereon. Taxes on income recognized by Mr. Lobbosco as a result of such rent payments by the Company's subsidiary will be grossed up by such subsidiary. The agreement also provides that, to the extent that Mr. Lobbosco's effective aggregate income tax rate on his salary and incentive compensation exceeds 26%, the Company will reimburse Mr. Lobbosco, on a grossed up basis, for all taxes in excess of such rate in respect of such compensation income. The agreement also entitles Mr. Lobbosco to the Company-paid services of an independent public accountant selected by the Company to assist him in calculating his taxes. The agreement also provides that, under the pension arrangement applicable to Mr. Lobbosco, see "Pension Plans" at page 11 below, and depending on the date of his retirement, Mr. Lobbosco will receive an aggregate minimum monthly pension ranging between $7,365 and $19,600. The agreement contemplates that Mr. Lobbosco's assignment as Area Manager, Europe, Africa and Middle East Fragrances will expire no later than July 1, 2001, and provides that from the date his assignment terminates until his retirement date, currently anticipated to be December 31, 2002, Mr. Lobbosco will remain an employee of the Company, based in Buenos Aires, Argentina, performing such services as the Chairman of the Board of Directors of the Company may request. During such period, his base salary will not be lower than that at the end of the assignment. The agreement also provides in, the event Mr. Lobbosco's employment with the Company is terminated other than for cause prior to December 31, 2002 and Mr. Lobbosco is not entitled to the benefits of his "Agreement," as hereinafter defined, Mr. Lobbosco will retire from the Company's employ on that date. He may elect to commence receiving his pension at that time or, in lieu thereof, to receive salary continuation payments for a period of 18 months (or a shorter period if the termination occurs after July 1, 2001).

     Effective June 1, 1998, Brian D. Chadbourne, then Senior Vice-President, President, Fragrance Division and a Director of the Company, resigned to pursue other business opportunities. In connection with that resignation Mr. Chadbourne and the Company entered into an agreement dated July 2, 1998 pursuant to which Mr. Chadbourne is receiving salary continuation payments of $39,583 per month, his base salary at the time of his resignation, through the earlier of November 30, 1999 or the date on which Mr. Chadbourne commences employment with a business that competes with the Company. Until the earlier of November 30, 1999 or the date on which Mr. Chadbourne commences any new employment, the Company is also paying premiums for Mr. Chadbourne and his eligible family members for continuing medical and dental coverage under the Company's group plan. In addition, the Company paid Mr. Chadbourne for his accrued but unused 1998 vacation, and transferred to him ownership of the Company-provided automobile then in his possession.

     Effective September 18, 1998, David G. Bluestein, then Senior Vice-President, President, Fragrance Division and a Director of the Company, resigned to accept a position with another corporation. In connection with that resignation, Mr. Bluestein and the Company entered into an agreement dated September 2, 1998 pursuant to which the Company transferred to Mr. Bluestein ownership of the Company-provided automobile then in his possession, and agreed to pay him a pro rata incentive compensation award in respect of 1998 under the Company's Management Incentive Compensation Plan, the amount of which was to be determined by the Stock Option and Compensation Committee of the Board at its meeting on February 9, 1999. At such meeting, the Committee awarded Mr. Bluestein $58,750 in such incentive compensation.

     The Board approved, and the Company has entered into agreements (the "Agreements") with 12 of its present executives, including the executive officers listed in the Summary Compensation Table. The Agreements provide that if, within three years of a "change of control", as defined below, an executive is involuntarily terminated from employment by the Company or resigns following a substantial diminution in his duties, responsibilities or status or change in workplace or a decrease in his compensation of 10% or more, in each case which is not corrected following notice of objection by the executive, the executive will be entitled to receive a lump sum payment in an amount equal to the sum of:
(i) three times the higher of (a) his previous compensation for the calendar year prior to the year in which the change in control occurred or (b) the compensation for the calendar year prior to the year of termination, in each case including awards under the Company's Management Incentive Compensation Plan, provided that such payment will not exceed three times the executive's "base amount" allocable to such payment pursuant to Section 280 G of the Internal Revenue Code, (ii) all unpaid compensation under the Company's Management Incentive Compensation Plan or any other compensation plan of the Company, payment of which has been deferred including interest or other investment return thereon and (iii) for each share of Common Stock of the Company subject to any option held by the executive, whether or not such option is then exercisable, an amount equal to the difference between the exercise price thereof and a price equal to the highest of (a) the market price on the New York Stock Exchange at the close of business on the effective day of termination, (b) the price contained in any published tender offer made within one year before or after the date of change in control, (c) the price contained in any merger or acquisition agreement entered into by the Company and any third party within one year before or after the date of change in control, or (d) the market price on the New York Stock Exchange on the date of change in control, and, upon such payment, such option shall be deemed cancelled and annulled. The Agreements also provide for a three-year continuation of certain benefits under the Company's Pension Plan, Retirement Investment Fund Plan and any supplemental pension provided by the Company. However, if any payments to the executive, whether under the Agreement or otherwise, would be subject to the "golden parachute" excise tax under Section 4999 of the Internal Revenue Code, as amended, the payment to the executive above will be reduced by the amount necessary to avoid the incurrence of such excise tax. Under the Agreements a "change of control" means the earlier to occur of the following events: (i) when any person, corporation, partnership, association, trust or other entity, or any "group," as defined in Section 13(d)(3) of the Exchange Act, becomes the "beneficial owner," as defined in Rule 13d-3 thereunder, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or (ii) when persons not nominated by the Board of Directors in the Company's most recent proxy statement constitute a majority of the members of the Board.

PENSION PLANS

     Of the executive officers named in the Summary Compensation Table, Mr. Grisanti and Mr. Schaffner are participants in the Company's Pension Plan, a defined benefit plan, under which the Company makes periodic payments computed on an actuarial basis providing for fixed benefits for members in the event of retirement at age 65 (normal retirement date contemplated by the Plan). Benefits under the Pension Plan are calculated with respect to a five-year average of participating employees' covered compensation (base salary or wage plus cash bonus), subject to an offset for amounts received as Social Security benefits for service after November 30, 1979. The table below indicates, for purposes of illustration, the approximate amounts of annual retirement income (subject to the above Social Security offset and without taking into account any limitations under the Internal Revenue Code) that would have been payable upon retirement at December 1, 1998 on a straight life basis under various assumptions as to salary and years of service to employees in higher salary classifications who participate in the Pension Plan. Messrs. Grisanti and Schaffner have 38 and 6 years of service, respectively under the Pension Plan, which does not include service with foreign subsidiaries. To the extent that the amounts of annual retirement income exceed the maximum benefit limitations, including limitations under Section 415 of the Internal Revenue Code, such amounts are payable in the same form and manner under the Company's unfunded Supplemental Retirement Plan adopted on October 29, 1986, effective January 1, 1987. Mr. Maconochie and Mr. Lobbosco, who are not United States citizens, have significant amounts of service with foreign subsidiaries of the Company not covered by the Company's Pension Plan as a result of which they participate in separate unfunded arrangements providing pension benefits. Under Mr. Maconochie's arrangement, he will receive a pension benefit in accordance with a letter agreement between him and the Company's United Kingdom subsidiary dated March 31, 1990. As of December 31, 1998, at age 65 Mr. Maconochie is entitled to an annual benefit under this arrangement of $220,846. Under the arrangement applicable to Mr. Lobbosco, certain employees who serve in foreign countries other than the countries of which they are nationals receive additional pension benefits to the extent that the aggregate of the amounts payable by law or under the pension plans of the Company and its subsidiaries are less than the amount payable under this arrangement. As of December 31, 1998, at age 65 Mr. Lobbosco is entitled to an annual benefit under this arrangement of $117,450. No other named executive officer participates in this arrangement. Mr. Merz is a participant in the pension plan of the Company's Swiss subsidiary.


                                         Estimated annual pension for specified years of service
  Average              ------------------------------------------------------------------------------------------
Compensation               5          10         15          20          25         30          35          40
-------------          --------    --------    --------   --------    --------    --------   --------    --------

  $  400,000 .....     $ 34,884    $ 69,768    $104,652   $136,663    $157,183    $177,703   $198,223    $218,743
     500,000 .....       43,605      87,210     130,815    170,829     196,479     222,129    247,779     273,429
     600,000 .....       52,326     104,652     156,978    204,995     235,775     266,555    297,335     328,115
     700,000 .....       61,047     122,094     183,141    239,161     275,071     310,981    346,891     382,801
     800,000 .....       69,768     139,536     209,304    273,326     314,366     355,406    396,446     437,486
     900,000 .....       78,489     156,978     235,467    307,492     353,662     399,832    446,002     492,172
   1,000,000 .....       87,210     174,420     261,630    341,658     392,958     444,258    495,558     546,858
   1,100,000 .....       95,931     191,862     287,793    375,824     432,254     488,684    545,114     601,544
   1,200,000 .....      104,652     209,304     313,956    409,990     471,550     533,110    594,670     656,230
   1,300,000 .....      113,373     226,746     340,119    444,155     510,845     577,535    644,225     710,915
   1,400,000 .....      122,094     244,188     366,282    478,321     550,141     621,961    693,781     765,601
   1,500,000 .....      130,815     261,630     392,445    512,487     589,437     666,387    743,337     820,287
   1,600,000 .....      139,536     279,072     418,608    546,653     628,733     710,813    792,893     874,973


                                  REPORT OF THE
                    STOCK OPTION AND COMPENSATION COMMITTEE*

     The Stock Option and Compensation Committee of the Board of Directors (the "Committee") (all of the members of which are "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code")) is responsible for setting and administering the policies which govern the annual compensation paid to the executive officers, including the chief executive officer.

     The Committee recommends, for approval by the Board, the annual salaries of such officers, makes awards under the Management Incentive Compensation Plan (the "MICP"), grants stock options under the Company's stock option plans and determines the form and amount of compensation to be given to the President, who is the chief executive officer.

COMPENSATION POLICIES

     The Company's executive compensation policies are based on several criteria including, but not limited to, the goals established by the Company, the performance of the executive in accomplishing them, the performance of the Company itself, and finally, the competitive realities relating to the compensation required to secure the services and motivational commitment of the executive involved. Among other factors, the Committee takes into consideration the Company's sales and earnings, the return on equity and the performance of the Company's stock. The Committee is generally familiar with and also takes into consideration the sales, earnings and return on equity, as well as the performance of the stock, of other comparable companies. Those companies include companies which were selected on the basis of their lines of business set forth on the Performance Graph on page 16, but they also include companies in other lines of business as competition for executives extends beyond the Company's line of business. The Committee has not made an analysis of the compensation practices of other companies (which include non-public companies with which the Company competes for executives) but the Committee is generally familiar with the compensation practices of other companies and believes that the Company's compensation practices including both the type and amount of compensation paid to its executive officers are fair and appropriate under the circumstances.

     The Company, in general, intends to structure executive compensation to be deductible under Section 162(m) of the Internal Revenue Code. The Company also believes, however, that, under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it may be in the best interests of the Company and its shareholders to pay executive compensation in excess of that which may be deductible.

     The three basic components of the Company's executive compensation in 1998 were annual salaries, stock options and incentive compensation.

SALARIES

     The annual salaries for executive officers for the following fiscal year are usually recommended by the Committee and approved by the Board in December. Recommendations for the annual salaries for the officers other

-----------
* The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

than the President are made by the President to the Committee, based on his firsthand knowledge of the contribution of each executive officer to his respective area of concentration. The Committee also reviews financial and other data reflecting the performance of the various executives' areas of responsibility and how such areas of responsibility contributed to the Company's overall performance, but there is no precise test or formula by which the recommended salary is related to performance. Rather than follow such a rigid standard, the Committee believes that the Company's interests are best served by having a flexible compensation policy that gives the Committee the leeway to fix compensation after considering the factors enumerated above and evaluating such factors as each situation requires.

     The annual salary recommendation for the President is determined separately by the Committee after reviewing the overall results of the Company during the prior year taking into account economic conditions. The President has an employment contract with the Company effective January 1, 1997, which was approved by the Committee. Under the contract, he is to receive a salary of $930,000 unless the Company's Board of Directors shall have fixed a higher salary. It has been the Board's practice to have the Committee review all executive officers' salaries, including the President's salary, on an annual basis and make recommendations with respect to such salaries to the Board. Although consideration is given by the Committee to compensation for earlier years, the determination of the annual salary increase of the President as well as the other officers is based primarily upon events occurring during the most recent year including the Company's sales and earnings, the return on equity, the performance of the Company's stock, inflation and cost of living factors. While again not employing a precise test or formula with respect to the President's performance, the Committee in granting in December 1997 the President's salary increase effective January 1, 1998 took into account the factors stated above with respect to other executive officers and found that such factors fully justified the President's salary increase.

STOCK OPTIONS

     Stock options have long been a significant part of the long-term incentives awarded by the Company to its officers and its employees. Such plans have been successful in motivating the officers consistently to promote long-term shareholder value. Stock options, which return no monetary value to the recipient unless the shareholders as a whole also benefit from an increase in the stock price, have been a particularly effective means of promoting shareholder value and of attracting and retaining the services of qualified officers of the Company.

     The selection of the executive officers of the Company other than the President for participation in the plans, and the timing, pricing and the number of shares covered by individual options, are determined by the Committee, after considering the recommendations of the President and applying the above criteria, as well as taking into account options previously granted. As in the case of salaries, the Committee does not use a precise test or formula of corporate performance in determining either the timing or number of shares to be granted. The granting of stock options to the President is considered separately by the Committee applying the above policy guidelines taking into account options and restricted stock previously granted. Recognizing the President's contribution to the Company's overall performance in the past, the Committee made the 1998 option grant to the President in order to motivate him to continue in his efforts to improve the Company's performance. Without such an improvement as reflected in increased shareholder value, the option will have no value.

INCENTIVE COMPENSATION

     Under the MICP as amended in 1995, the amount of bonus paid to the executive officers of the Company is determined from year to year. All of the Company's executive officers participate in the MICP. Under the MICP, the incentive compensation of those selected for participation by the Committee for each year is paid from an incentive fund for such year, the existence and amount of which is subject to a performance goal, specified in the MICP, equal to 10% of the amount by which the pretax consolidated earnings of the Company for such year exceed the sum of 20% of net capital (defined as the average of the amounts of the Company's consolidated capital and surplus at the beginning and end of such year) for such year, provided that the fund may not exceed for any year 10% of the amount of cash dividends paid by the Company in such year. No award to any participant may exceed the lesser of 15% of the incentive fund or 100% of his annual rate of salary. The Committee may exercise negative discretion to reduce the maximum award to any participant. Under regulations adopted by the Committee pursuant to the MICP, awards are payable in cash either currently in a lump sum or in installments that may be deferred in various ways. Under the MICP the Committee, following the criteria set forth above, and after the year-end results have been certified by the Company's independent public accountants, determines whether the MICP's performance goal has been met and, if it has been, so certifies. The Committee then allocates the incentive fund, or such portion thereof as the Committee has determined, to the participants and designates the manner in which awards are to be paid. For 1998, the performance goal was satisfied and the Committee so certified. With respect to 1998 incentive compensation under the MICP, the Committee did not use a precise test or formula in determining whether to reduce the maximum award to the executive officers including the President. The Committee considered both the President's performance and the results achieved by the Company in 1998 in determining the award for that year given to the President under the MICP.

RESTRICTED STOCK AWARD

     In connection with the restricted stock award to the President, his employment contract requires that at least one of two alternative performance goals specified in the contract must be met with respect to the applicable installment of the award for the restrictions on that installment to lapse. The Committee has certified that this provision has been satisfied for the year 1998. Accordingly, the restrictions on the second installment of 50,000 shares of the award lapsed on February 28, 1999.

     In summary, the Company has an appropriate and competitive compensation program, which is designed to promote shareholder value and attract and retain qualified executives. The Company's compensation soundly balances base salary, bonus based on annual performance and the use of long-term incentives.


                                           William D. Van Dyke, III, Chairman
                                           Richard M. Furlaud
                                           Stanley M. Rumbough, Jr.

                       INTERNATIONAL FLAVORS & FRAGRANCES
     TOTAL CUMULATIVE SHAREHOLDER RETURN FOR PERIOD ENDING DECEMBER 31, 1998*

     (The following tabular information is a description, pursuant to Rule 304 of Regulation S-T, of a graph contained in the paper format of this Proxy Statement being sent to Shareholders.)

     ===========================================================================
     December 31 ....    1993(1)   1994      1995      1996      1997      1998
     ----------------   ------    ------    ------    ------    ------    ------
                          ($)       ($)       ($)       ($)       ($)       ($)
     IFF ............   100.00    125.40    133.52    128.97    152.30    135.44
     S&P 500 ........   100.00    101.32    139.37    171.35    228.50    293.79
     Peer Group(2)...   100.00    100.14    127.24    155.05    202.58    220.43
     ===========================================================================

----------
(1) Total return assumes that the value of an investment in the Company's common stock and each index was $100 on December 31, 1993, and that all dividends were reinvested.

(2) The Peer Group consists of the following companies: Alberto Culver Company, Avon Products, Inc., Block Drug Co., Inc., Church & Dwight Co., Inc., Ecolab Inc., Ethyl Corp., W.R. Grace & Co., Hershey Foods Corp., McCormick & Company, Inc., Morton International, Inc., NCH Corp., Nalco Chemical Company, The Quaker Oats Company, Ralston Purina Company, and Wm. Wrigley Jr. Company. The performance of the Peer Group is weighted based on market capitalization. For the years ended December 31, 1994 and earlier, Borden, Inc. was included in the Peer Group but was omitted for the years ended December 31, 1995 and after, since, in light of its acquisition by Kohlberg Kravis Roberts & Co., it is no longer a separate reporting entity. For the years ended December 31, 1995 and earlier, Helene Curtis Industries, Inc. was included in the Peer Group, but was omitted for the years ended December 31, 1996 and after, since, in light of its acquisition by Unilever United States, Inc., it is no longer a separate reporting entity. For the years ended December 31, 1996 and earlier, Tambrands Inc. was included in the Peer Group, but was omitted for the years ended December 31, 1997 and after, since, in light of its acquisition by The Procter & Gamble Company, it is no longer a separate reporting entity.

 * The Comparison of Five Year Cumulative Total Return shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Stock Option and Compensation Committee of the Board of Directors consists of Messrs. Furlaud, Rumbough and Van Dyke. Mr. Van Dyke is Senior Vice-President of Salomon Smith Barney, Inc. which has received commissions for brokerage services performed in connection with securities transactions on behalf of the Company and its retirement plans.

STOCK OWNERSHIP

     The following is a tabulation as of December 31, 1998 of those shareholders of the Company who own beneficially in excess of 5% of the Company's Common Stock determined in accordance with Rule 13d-3 under the Exchange Act.


                                                          No. of Shares and Nature of
                                                              Beneficial Ownership
                                           ----------------------------------------------------------
Title                                       Sole Voting         Sole        Sole     Shared Voting      Percent
 of             Name and Address                and            Voting     Investment      and              of
Class          of Beneficial Owner        Investment Power      Power        Power   Investment Power     Class
------         ---------------------      ----------------     -------    ---------- ----------------   --------

Common        George Rowe, Jr. ..........      10,500             0            0      7,652,511(1)        7.2%
  Stock       One Rockefeller Plaza
              New York, NY 10020

Common        State Farm Mutual
 Stock         Automobile Stock
               Insurance Company
               and related entities .....   7,028,668             0            0              0           6.6%
              One State Farm Plaza
              Bloomington, IL 61701

Common        Henry van Ameringen .......   2,564,011             0            0      5,479,865(1)        7.6%
  Stock       509 Madison Avenue
              New York, NY 10022

Common        Trust, c/o J.P. Morgan
  Stock        Florida, FSB .............           0             0            0      5,442,762(2)        5.1%
              109 Royal Palm Way
              Palm Beach, FL 33480

Common        Henry G. Walter, Jr. (3) ..     160,135             0            0      6,590,150(1)        6.4%
  Stock       509 Madison Avenue
              New York, NY 10022

Common        Capital Research &
 Stock         Management Co. ...........           0             0    9,405,000              0           8.9%
              333 South Hope St.
              Los Angeles, CA 90071

Common        T. Rowe Price
 Stock         Associates, Inc. .........           0     1,089,405    5,931,995              0           6.6%
              100 East Pratt St.
              Baltimore, MD 21202 (4)

------------
(1) See Note 6 on page 4.

(2) Held of record by CEDE & Co. as nominee for a trust of which Mr. and Mrs. William D. Van Dyke, III and J. P. Morgan Florida, FSB are co-trustees, who should be considered the beneficial owners of such shares with shared voting and investment power. Mrs. Van Dyke is also beneficial owner of 1,830,774 shares in which she has sole voting and investment power and 129,426 shares over which she has shared voting and investment power. See footnote 7 on page 4 for additional shares beneficially owned by Mr. Van Dyke. J. P. Morgan and related entities also beneficially own 25,343 shares over which they have sole voting power and 21,359 shares over which they have sole investment power, and 16,200 shares over which they have shared voting power and 20,484 shares over which they have shared investment power.

(3) The number of shares beneficially owned by Mr. Walter listed above does not include the beneficial interest of Mr. Walter's wife in 18,024 shares owned directly by her. Mr. Walter disclaims any beneficial interest in any such shares.

(4) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

     As of December 31, 1998 the executive officers and directors of the Company (20 persons) and Messrs. Lobbosco, Merz and Schaffner beneficially owned in the aggregate shares of the Company's Common Stock as setforth below:

                                                                         Amount of                Percent
Title of Class                       Name                        Beneficial Ownership(1)(2)       of Class
--------------                       ----                        --------------------------       --------
 Common Stock ......  All directors and officers as a group ...       18,501,407                     17.4%
 Common Stock ......  C. A. Lobbosco ..........................           41,500                     (3)
 Common Stock ......  R. Merz .................................           44,333                     (3)
 Common Stock ......  T. Schaffner ............................            5,666                     (3)

------------

(1) Includes 650,252 shares of Common Stock which the directors and officers of the Company have (or will have as of 60 days after such date) the right to acquire under stock options granted by the Company.

(2) Adjusted to eliminate duplicate holdings of the same shares by two or more officers and directors. Except for the shares included in footnotes 6 and 7 on page 4, the remaining shares listed as beneficially owned by all directors and officers in the aggregate are subject to the sole voting and investment power of the individual directors or officers whose shares are included in such number.

(3) Less than .1%.

SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy with respect to that meeting by November 30, 1999. If any shareholder of Registrant intends to present a proposal at the next annual meeting of shareholders of Registrant but not to include the proposal in the Registrant's Proxy Statement and form of proxy with respect to that meeting and fails to notify the Registrant of such proposal prior to February 13, 2000, then the Board of Directors' proxies will be allowed to use their discretionary voting authority when the proposal is raised at the annual meeting without any discussion of the matter in the proxy statement.

ADDITIONAL INFORMATION

     The Company has selected PricewaterhouseCoopers LLP to be its principal independent accountants for 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Company paid to Messrs. Fulton, Rowe, Hart & Coon, of which Mr. Rowe, a director of the Company, is a member, $262,412 for legal services in 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In 1998, Mr. Philip P. Gaetano, an officer of the Company, did not file on a timely basis one report required by Section 16 of the Exchange Act relating to his appointment as an officer of the Company, and Mr. Merz did not file on a timely basis one report required by Section 16 of the Exchange Act relating to a transaction in Company stock.

                                  OTHER MATTERS

     As of the date of this Proxy Statement the Board of Directors is not aware that any matters other than those specified above are to be presented for action at the meeting. If any other matters should come before the meeting, proxies in the enclosed form will be voted on such matters in accordance with the judgment of the person or persons voting the proxies, unless otherwise specified. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. All executed proxies will be voted in accordance with the instructions contained therein. In accordance with the Board of Directors' recommendations, executed proxies returned by shareholders will be voted, if no contrary instruction is indicated, FOR the election of the 11 nominees described herein. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders will not be treated as votes cast or as shares present or represented.

     THE COMPANY WILL ON A REQUEST IN WRITING PROVIDE WITHOUT CHARGE TO EACH PERSON FROM WHOM PROXIES ARE BEING SOLICITED FOR THE COMPANY'S ANNUAL MEETING A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE EXCHANGE ACT. A REQUEST FOR THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MADE TO STEPHEN A. BLOCK, SECRETARY, INTERNATIONAL FLAVORS & FRAGRANCES INC., 521 WEST 57TH STREET, NEW YORK, N.Y. 10019.

     THE BOARD OF DIRECTORS INVITES YOU TO ATTEND THE MEETING IN PERSON. IF YOU ARE UNABLE TO DO SO, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.


                                   By Order of the Board of Directors,

                                                              STEPHEN A. BLOCK

                                                                 Secretary

March 30, 1999

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[LOGO]                                                                     PROXY

                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 20, 1999

    The undersigned shareholder of INTERNATIONAL FLAVORS & FRAGRANCES INC. (hereinafter called the Company) hereby appoints Messrs. EUGENE P. GRISANTI, GEORGE ROWE, JR. and STEPHEN A. BLOCK, the attorneys and proxies, and each of them the attorney and proxy, of the undersigned, with full power of substitution, to act by a majority present, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders to be held at the headquarters of the Company, 521 West 57th Street, New York, New York, on Thursday, May 20, 1999 at 10 A.M., and any adjournment or adjournments thereof, and thereat to vote the number of votes or shares of stock the undersigned would be entitled to vote if then and there personally present.

                                                      IFF
                                                      P.O. BOX 11117
                                                      NEW YORK, N.Y. 10203-0117

              PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW
                      YOUR SHARES OF STOCK ARE TO BE VOTED.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED.

                                  (Continued and to be signed on the other side)

================================================================================


================================================================================


_______________________________________________________________________________

1. Election of all Directors M. H. Adame, R. G. Corbett, R. C. Duke, R. M. Furlaud, P. A. Georgescu, E. P. Grisanti, S. R. Maconochie, G. Rowe, Jr., H. P. van Ameringen, W. D. Van Dyke, III, D. J. Wetmore

For /X/    Withheld /X/    Exceptions* /X/

*Exceptions ...................................................................

 ..............................................................................

_______________________________________________________________________________

To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all nominees, mark the "Withhold" box. If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.

                                             _________________________________
                                             Change of address and/or Comments

                                             /X/_______________________________

_______________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
_______________________________________________________________________________

                                                  (This Proxy will be voted FOR
                                                  each of the above nominees as
                                                  a director, and in the
                                                  discretion of the proxy
                                                  committee on any other matter
                                                  properly before the meeting,
                                                  unless otherwise specified)

                                                  Please sign exactly as name or
                                                  names appear on this proxy. If
                                                  stock is held jointly, each
                                                  holder should sign. If signing
                                                  as attorney, trustee,
                                                  executor, administrator,
                                                  custodian, guardian, or
                                                  corporate officer, please give
                                                  full title.


                                                  DATED ________________, 1999

                                                  SIGNED ______________________

                                                  _____________________________

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            VOTES MUST BE INDICATED IN BLACK OR BLUE INK. /X/

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